UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported):
March 5, 2019

PLANTRONICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pamela Strayer, Executive Vice President and Chief Financial Officer of Plantronics, Inc. (the “Company”) and the Company have mutually agreed to transition her responsibilities as Executive Vice President and Chief Financial Officer of the Company. As of March 8, 2019, she will be succeeded by Mr. Charles D. Boynton, as the Company’s Executive Vice President and Chief Financial Officer.
Mr. Boynton, 51, previously served as Executive Vice President and Chief Financial Officer of SunPower Corporation, a global energy company and provider of solar power solutions, from March 2012 to May 2018 and continued as an Executive Vice President until July 2018. Mr. Boynton also served as the Chairman and Chief Executive Officer of 8point3 General Partner LLC, the general partner of 8point3 Energy Partners LP, from March 2015 to June 2018. He also served as SunPower’s Principal Accounting Officer from October 2016 to March 2018. In March 2012, Mr. Boynton served as SunPower’s Acting Chief Financial Officer and from June 2010 to March 2012, he served as SunPower’s Vice President, Finance and Corporate Development, where he drove strategic investments, joint ventures, mergers and acquisitions, field finance and financial planning and analysis.  Before joining SunPower in June 2010, Mr. Boynton was the Chief Financial Officer for ServiceSource, LLC from April 2008 to June 2010. Earlier in his career, Mr. Boynton held key financial positions at Intelliden, Commerce One, Inc., Kraft Foods, Inc., and Grant Thornton, LLP. Mr. Boynton is a Member FEI, Silicon Valley Chapter. Mr. Boynton earned his master’s degree in business administration at Northwestern University and his Bachelor of Science degree in business from Indiana University.

In connection with his appointment, the Company entered into an offer letter agreement with Mr. Boynton effective March 5, 2019.  Under the terms of Mr. Boynton’s offer letter, he will receive an initial annual base salary of $485,000 and will be eligible under the Company’s Executive Incentive Plan to receive an annual cash bonus award targeted at 80% of his annual base salary commencing with the Company’s 2020 fiscal year on April 1, 2019, subject to the attainment of Company and individual performance goals. In addition, the Compensation Committee of the Board (“Committee”) furthermore granted Mr. Boynton a restricted stock unit (“RSU”) award, effective as of April 15, 2019 (“Grant Date”), under the Company’s 2003 Stock Plan (“Plan”) for shares of the Company’s common stock having a fair market value of $1,700,000, with the number of shares to be determined by dividing the foregoing amount by the average closing price of the Company’s common stock on the New York Stock Exchange in the 30 days immediately preceding the Grant Date. The RSU vests in three equal annual installments on the last calendar day of the month following each anniversary of the Grant Date subject to Mr. Boynton’s continued employment on each vesting date.  The Committee also awarded Mr. Boynton a performance-based restricted stock unit (“PSU”) award under the Plan for shares of the Company’s common stock having a fair market value of $1,700,000, with the number of at target shares to be determined by dividing the foregoing amount by the average closing price of the Company’s common stock on the New York Stock Exchange in the 30 days immediately preceding the Grant Date. The actual number of shares ultimately awarded under the PSU will be based on criteria established by the Committee.

As of the start date of his employment, Mr. Boynton will also enter into a change of control severance letter agreement with the Company which provides that, if a "Change of Control" (as defined in the agreement) occurs, then 100% of their respective outstanding time-based equity awards will vest according to the vesting schedule specified in the Company’s 2003 Stock Plan. For performance-based equity awards, any unvested shares shall vest at the greater of (i) the comparison of the Company’s total stockholder return as compared to the Index based on the price of the Company’s common stock on the day immediately prior to the Change of Control, and (ii) the at target performance levels. Furthermore, if Mr. Boynton’s employment is terminated without cause or he resigns for Good Reason (as defined in the agreement) within 24 months following a Change of Control, then, subject to certain conditions, he will be entitled to receive in addition to any accrued unpaid compensation:

(a)
A lump-sum payment (less applicable withholding taxes) equal to the sum of 200% of his then current annual base salary immediately prior to the termination date or the Change of Control, whichever is greater,

(b)	the pro rata portion or all his annual target incentive bonus that he has earned but not yet been paid;
(c)200% of his annual target incentive bonus for the year in which the severance payment is triggered;

(d)	continuation of certain health benefits for him and his eligible dependents for not more than 24 months following the termination date; and

(e)	full vesting of his equity awards to the extent outstanding on the termination date and not otherwise vested.

Additionally, if Mr. Boynton is terminated other than for cause and it is not in connection with a Change of Control, he will be entitled to severance compensation as follows:

(a)	Continuing payments of severance pay at a rate equal to his then-current base salary for a period of 18 months;

(b)	100% of his target cash bonus as in effect for the fiscal year in which such termination occurs; and

(c)
If he elects continuation coverage pursuant to COBRA for himself and his eligible dependents, he will be reimbursed for his COBRA premiums for such coverage for up to 18 months and provide 18 months’ outplacement assistance.

Mr. Boynton will also enter into standard forms of Company indemnification and confidentiality and invention assignment agreements.

Except as set forth above, there are no arrangements or understandings between Mr. Boynton and any other persons pursuant to which he was named to this position with the Company. Mr. Boynton does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. He has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(c) of Form 8-K.

In connection with her departure, Ms. Strayer is entitled to severance benefits in an amount equal to the following:

(a)	Base salary of 18 months;

(b)	100% of target bonus in effect for fiscal year 2019;

(c)	If she elects, reimbursement for the amount of COBRA premiums; and

(d)	18 months of outplacement assistance.

In addition, on March 10, 2019, the Company entered into a consulting agreement with Ms. Strayer. Under the terms of the agreement, Ms. Strayer will assist the Company and Mr. Boynton to transition her responsibilities through May 31, 2019. Ms. Strayer will be paid $18,500 per month and during such period her outstanding unvested equity awards will continue to vest. In addition, following completion of her consulting period on May 31, 2019, she will be entitled to vesting of 16,250 shares of the Company’s Common stock.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press release issued by Plantronics, Inc. on March 11, 2019, entitled "Plantronics Appoints New Chief Financial Officer"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 11, 2019	PLANTRONICS, INC.

		By:	/s/ Mary Huser
		Name:	Mary Huser
		Title:	Executive Vice President, Chief Legal and Compliance Officer